                                                                       EXHIBIT A


Initial Date Funds Received             30-Jan-96
Assumed Conversion Date                 19-Feb-99


Number of Days Outstanding                   1116


Closing Bid Price

        18-Feb-99                           0.035
        17-Feb-99                           0.035
        16-Feb-99                           0.025
        15-Feb-99                           0.025
        12-Feb-99                           0.025
                                    -------------
Total                                       0.145

5 Day Average                               0.029

Times                                        0.85
                                    -------------
Conversion Price                          0.02465


Common Stock per Share
 of Series C Preferred Stock                     504,909.83
Number of Series C Preferred Shares
 sold to Prairie Boy's                                12.00
Common Stock Equivalents                       6,058,917.96



                                   SUMMARY

Prior to Sale to Prairie Boy's:


                                        III Global     III Fund        Total
                                        ----------     --------        -----
Current Outstanding Common Stock                                    30,000,000
Common Stock Owned                       5,849,061     7,286,926
Percentage of outstanding                    19.50%        24.29%        43.79%
Series C Preferred Stock Owned                9.00         12.00         21.00






                                     A-1
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After Sale to Prairie Boy's:

Common Stock Outstanding                        30,000,000
Common Stock Owned
  by Prairie Boy's                              13,135,987
Percentage of Outstanding                            43.79%
Series C Preferred Stock Owned
  by Prairie Boy's                                   12.00
No. of Shares of Common Stock
  Issuable Upon Conversion of 12 shares of
  Series C Preferred Stock on
  2/19/99                                     6,058,917.96


Assuming conversion by Prairie Boy's on 2/19/99 and no other conversions, there would be 36,058,817.96 shares of Common Stock outstanding of which Prairie Boy's would own 19,194,904.96 or approximately 53%.


















                                     A-2